UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 31, 2010 (August 31, 2010)

CHINA INTERACTIVE EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-134287	59-2539657
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

MenQ Technology Group Limited
Block C, Zhennan Road, South District
Zhongshan City, Guangdong Province
People’s Republic of China
(Address of principal executive offices)

86-0760-2819888
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 30, 2010, the board of directors of China Interactive Education, Inc. (the “Company”) accepted the resignation of Ting Pong Cheung, from his position as the Company’s Chief Financial Officer, effective as of August 31, 2010 and appointed Mr. Hon Wan Chan to serve as the Company’s Chief Financial Officer in his stead, effective as of September 1, 2010.

Mr. Hon Wan Chan, age 49, was appointed as the Company’s Chief Financial Officer effective as of September 1, 2010. Prior to his appointment, he served from December 2008 to February 2010, as the Chief Financial Officer of Sino Clean Energy Inc., a china based NASDAQ listed company; and from April 2000 to February 2008, as a finance director and then as a business director of the Texwood Group, Inc., a Hong Kong based clothing manufacturer and exporter with an array of renowned brands in Asia. Prior to that he served for three years as a financial controller of Fairwood Fast Food Ltd., a Hong Kong listed company. Mr. Chan is an associate member of the Institute of Chartered Accountants in Australia and an associate member of the Hong Kong Institute of Certified Public Accountants. He holds a Master’s Degree in Accounting from the Hong Kong Polytechnic University and a Bachelors Degree in Economics from Macquarie University in Australia.

In consideration for his services as the Company’s Chief Financial Officer, the Company has entered into an executive employment agreement with Mr. Chan, dated as of August 31, 2010, pursuant to which, the Company is obligated to pay Mr. Chan a monthly salary of HKD 50,000 (approximately $6,443), and to grant Mr. Chan options to purchase 180,000 restricted shares of the Company’s common stock as soon as the Company establishes an equity incentive plan. When granted, such options will be exercisable at a per share price equal to the fair market value per share of the Company’s common stock on the date of the grant, and will vest on a monthly basis, over a 12-month period, commencing on the date of such grant.

Mr. Chan is not, and has not been, a participant in any transaction with the Company that requires disclosure under Item 404(a) of Regulation S-K. There is no family relationship between Mr. Chan and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated August 31, 2010.

10.1	Executive Employment Agreement, dated August 31, 2010, by and between China Interactive Education, Inc. and Mr. Hon Wan Chan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2010	CHINA INTERACTIVE EDUCATION, INC.

By: /s/ Chen Ruofei
Chen Ruofei
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 31, 2010.

10.1	Executive Employment Agreement, dated August 31, 2010, by and between China Interactive Education, Inc. and Mr. Hon Wan Chan.